UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

WESTWATER RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 www.westwaterresources.net

June 21, 2019

Dear Shareholder:

Special Meeting of Shareholders

I am writing to request your support at our upcoming Special Meeting of Shareholders on August 6, 2019 to approve the $10 million Equity Line of Credit (“ELOC”) Agreement between Westwater Resources and Lincoln Park Capital. We believe that the ELOC Agreement will provide the working capital needed on a cost effective basis for Westwater to advance our core business priorities as detailed below.

Financing the Company

Over the past several years, Westwater re-focused its financing strategy on lower cost and less dilutive equity to provide working capital.   Rather than using typical secondary equity offerings that can come with high price discounts (often as much as 40%) and significant warrant coverage, Westwater opted for a strategy that uses low price discounts (of between 7 and 11%) and provides opportunistic timing options that take advantage of market events that cannot be anticipated.   As a result, we have lowered our cost of capital by approximately 75%, we have reduced our warrant coverage to below industry norms, and we have financed our working capital needs while minimizing dilution.  This strategy has been successfully employed – and our lower cost of capital translates to more funding for value creation.   Consistent with this strategy is the Equity Line of Credit with Lincoln Park Capital that you are being asked to approve at the August 6th special meeting.   Once approved, the ELOC should enable us to finance needed work to advance our uranium, graphite and lithium businesses.

Our corporate financing philosophy carries forward to our project financing ethic as well.   For example, as we develop our Coosa Graphite Project we will seek the lowest, most cost effective financing solution available to advance the project into production.   We believe that an appropriate mix of project specific debt, low cost off-take financing and carefully placed equity or joint venture financing will develop our battery ready graphite business in an advantageous manner.   Furthermore, we anticipate that our planned expansion of the initial graphite processing facility followed by the mine itself will utilize cash flow from operations – further reducing the need for dilutive offerings of shares.

Focus on Creating Long-Term Shareholder Value

Following our acquisition of Alabama Graphite in April 2018, we successfully integrated the Coosa Graphite Project into our portfolio.  With the creation of a robust business development plan, we accelerated our path towards positive cash flow and made substantial improvements to the project’s net present value.   We believe that Westwater is at the forefront of minerals exploration and development for energy storage battery solutions in the United States, and we currently have three graphite products under development and testing at potential customers.

In October 2018 we discovered vanadium at our Coosa Graphite project.  Subsequent sampling demonstrated widespread vanadium values that show promise of further enhancing the project economics on a co-product basis.  The sampling results also indicate that higher graphite values may be associated with elevated vanadium assays – further enhancing potential project returns.   While vanadium, like graphite, is used for energy storage, the largest market for vanadium is as a critical alloy for strengthening steel.  Vanadium is currently in short supply worldwide and trading at multi-year high prices.  We have developed and we are implementing a comprehensive plan to explore for and to quantify our vanadium discovery for integration into the Coosa mine plan to further enhance the project’s already robust economics.

Our Near-Term Business Priorities

Our business priorities for the remainder of Fiscal Year 2019 and into 2020 include:

•Uranium assets:

oMaintaining our extensive land and mineral holdings as well as our two licensed uranium processing facilities as a hedge against a rebound in uranium prices.

oBeing opportunistic in the event the pending Section 232 petition is approved which would require US utilities to purchase 25% of their uranium from domestic producers.

•Graphite business development:

oDeveloping our pilot plant and product line to put more advanced graphite products in our customer’s hands.

oExploring for vanadium on the Coosa Graphite project as discussed above.

•Lithium business development:

oContinuing our exploration plans for our lithium properties in Nevada and Utah.

•Pursuing reimbursement from the Republic of Turkey:

oWestwater is pursuing remedies from the Turkish Government to reimburse us for the illegal taking of our uranium licenses through arbitration at the International Court for the Settlement of Investment Disputes (ICSID).

•Sustainability and environmental stewardship:

oContinuing to maintain our excellent safety and environmental performance.

oCompleting reclamation at our Vasquez and Rosita uranium properties.  This will reduce expenses in Texas and, ultimately, return cash to Westwater in the form of bond collateral release.

The Board of Directors has recommended a “YES” vote on the ELOC Agreement with Lincoln Park to allow us to secure the funding necessary to execute on our business priorities as outlined above. We appreciate your support for these efforts.

Sincerely,

/s/ Terence J. Cryan

______________________

Terence J. Cryan

Chairman of the Board

Westwater Resources Inc.

Vote today by signing and returning the enclosed proxy card.

Please call Alliance Advisors at 855-600-8107 for any assistance.

Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 www.westwaterresources.net

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 6, 2019

To the stockholders of Westwater Resources, Inc.:

We will hold a Special Meeting of Stockholders on August 6, 2019 at 9:00 a.m., local time, at our headquarters, located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, to consider and vote upon the following matters:

1.Approve the issuance of shares of common stock to Lincoln Park Capital Fund pursuant to Nasdaq Listing Rule 5635(d) (page 5).

2.Approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the foregoing proposal (page 8).

3.Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on June 10, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope, or vote all of your shares over the telephone or over the Internet, so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope, or vote over the telephone or Internet. Your vote is important.

By Order of the Board of Directors,

/s/ JOHN W. LAWRENCE John W. Lawrence, Secretary

Centennial, Colorado

August 6, 2019

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders to be Held on August 6, 2019:

The Notice of Special Meeting and Proxy Statement

are available at www.westwaterresources.net.

SPECIAL MEETING PROXY STATEMENT SUMMARY

This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement is being made available to stockholders on or about August 6, 2019.

SPECIAL MEETING OF STOCKHOLDERS

Date and Time:August 6, 2019 at 9:00 a.m., local time

Record Date:Monday, June 10, 2019

Place:Westwater Corporate Headquarters

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

VOTING MATTERS AND BOARD RECOMMENDATIONS

MatterBoard Recommendation

1.Approval, pursuant to Nasdaq Listing Rule 5635(d), of the issuance of more than 19.99% of the Company’s issued and outstanding stock to Lincoln ParkFOR

Capital Fund, LLC pursuant to the Company’s Purchase Agreement with

Lincoln Park Capital Fund, LLC

2.Approve of one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are FOR insufficient votes to approve the foregoing proposal

i

TABLE OF CONTENTS

Page

PROXY STATEMENT1

SPECIAL MEETING OF STOCKHOLDERS1

Questions and Answers About the Special Meeting1

PROPOSAL 1:  APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE

OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL

FUND, LLC5

Agreement with Lincoln Park5

Requirement to Seek Stockholder Approval6

Effect of Failure to Obtain Stockholder Approval6

Reasons for Transaction and Effect on Current Stockholders6

Effect of Approval7

Previous Transaction with Lincoln Park7

Vote Required and Recommendation of the Board of Directors7

PROPOSAL 2:

ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING8

Proposal8

Vote Required and Recommendation of the Board of Directors8

OWNERSHIP OF WESTWATER COMMON STOCK9

ADDITIONAL INFORMATION10

Other Business10

Delivery of Stockholder Documents10

Solicitation of Proxies; Payment of Solicitation Expenses10

Future Stockholder Proposals10

ii

Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 www.westwaterresources.net

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by Westwater Resources, Inc. (“Westwater” or the “Company”) on behalf of its Board of Directors for the Special Meeting of Stockholders to be held on August 6, 2019 (“Special Meeting”). The Company is making this proxy statement and the accompanying proxy first available on or about June 21, 2019.

Questions and Answers About the Special Meeting

Q:Why am I receiving this proxy statement?

A:You are receiving this proxy statement because you have been identified as a holder of the Company’s common stock as of the close of business on June 10, 2019, the record date for the Special Meeting.

Q:When and where is the Special Meeting?

A:The Special Meeting will take place on August 6, 2019 at 9:00 a.m., local time, at our headquarters, located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112.

Q:What are holders of common stock being asked to vote on?

A:Holders of common stock are being asked to:

•Proposal 1: Approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to $10.0 million in shares of our common stock to Lincoln Park Capital Fund, LLC pursuant to the purchase agreement between Westwater Resources, Inc. and Lincoln Park Capital Fund, LLC dated June 6, 2019 (the “Purchase Agreement”).

•Proposal 2: Approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the foregoing proposal.

In addition, we may consider such other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Q:Why is the Company seeking stockholder approval of the common stock issuance proposal?

A:As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of more than 19.99 percent of our outstanding shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq 20% Rule”).

Future sales under the Purchase Agreement may result in the issuance by us of more than 19.99% of our outstanding shares of our common stock, which requires stockholder approval for purposes of Nasdaq Listing Rule 5635(d). Accordingly, we are seeking approval from our stockholders of the proposed issuances of shares under the Purchase Agreement.

Q:Who is eligible to vote at the Special Meeting?

A:Holders of common stock as of the close of business on June 10, 2019, the record date for the Special Meeting, or their duly authorized proxy holders, are eligible to vote. As of the close of business on the record date, there were 1,598,218 shares of common stock outstanding and entitled to vote at the Special Meeting.

If you own shares that are registered in the name of someone else, such as a broker, bank or other nominee, you need to direct that organization to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting.

Q:How many votes do stockholders have?

A:Holders of common stock are entitled to cast one vote on each proposal properly brought before the Special Meeting for each share of common stock that such holder owned at the close of business on the record date.

As of the record date, directors and executive officers of the Company as a group beneficially owned and were entitled to vote approximately 11,354 shares of common stock, representing less than 1% of the shares of common stock entitled to vote at the Special Meeting. All of the directors and executive officers of the Company who are entitled to vote at the Special Meeting have advised the Company that they intend to vote their shares of common stock in favor of each of the proposals, although such persons have not entered into agreements obligating them to do so.

Q:What vote is required to approve each of the proposals?

A:Assuming a quorum is present:

•Approval of Common Stock Issuance:  For Proposal 1, the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting in person or by proxy is required for approval.  Abstentions and “broker non-votes” are not treated as cast either for or against the proposal, and therefore will not affect the outcome of the vote.

•Approval of an Adjournment or Postponement:  For Proposal 2, the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting in person or by proxy is required for approval.  Abstentions and “broker non-votes” are not treated as cast either for or against the proposal, and therefore will not affect the outcome of the vote.

Q:What constitutes a quorum for the Special Meeting?

A:The presence in person or by proxy of the holders of one-third of the votes entitled to be cast at the Special Meeting constitutes a quorum under the Company’s bylaws. The Company will treat shares of common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the Special Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the holders of record of a majority of such shares present and entitled to vote may adjourn the Special Meeting until a quorum is obtained.

Q:How does the Board recommend that I vote?

A:The Board unanimously recommends that you vote “FOR” each of the proposals.

Q:What happens if I don’t vote?

A:If you are the beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), the broker, bank or other holder of record who holds your shares of common stock are precluded from exercising their voting discretion with respect to non-routine matters.  Each of the proposals are considered non-routine matters.  As a result, absent specific instructions from the beneficial owner of such shares, brokers, banks or other holders of record are not empowered to vote such shares on non-routine matters, which we refer to as a “broker non-vote.” The effect of not instructing your broker, bank or other holder of record regarding how you wish your shares to be voted will NOT be counted as “FOR” or “AGAINST” for these non-routine matters, and will NOT have an effect on Proposals 1 or 2.

No matter how many or few shares you own you are encouraged to vote and have your voice heard.

Q:What do I need to do now?

A:After carefully reading and considering the information contained in this proxy statement, please vote promptly by calling the toll-free number listed on your proxy card, accessing the Internet website listed on your proxy card or by completing, signing and dating your proxy card and returning it by mail in the enclosed postage-paid envelope.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Submitting your proxy by telephone, Internet or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the Special Meeting. For information on how to vote your shares in person at the Special Meeting, see “Can I attend the Special Meeting and vote my shares in person?” below.

Q:How do I vote?

A:Stockholders of record may vote, either in person or by proxy, through one the following four methods:

•Via the Internet:  You may vote by proxy via the Internet by following the instructions on the proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.

•By Telephone:  You may vote by proxy by calling the toll-free number found on the proxy card.

•By Mail:  You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

•In Person:  You may attend the Special Meeting and vote in person.

If you are a beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), you may vote through one of the following four methods:

•Via the Internet:  You may vote via the Internet by following the instructions on the voting instruction form accompanying the proxy materials.

•By Telephone:  You may vote by proxy by calling the toll-free number found on the voting instruction form.

•By Mail:  You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.

•In Person:  You must obtain a legal proxy from the organization that holds your shares if you wish to attend the Special Meeting and vote in person. You will need to ask the broker, bank or other nominee holding your shares for a legal proxy and bring the legal proxy with you to the Special Meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Special Meeting and vote in person or legally appoint another proxy to vote on your behalf.

Q:How will my proxy be voted?

A:All shares of common stock represented at the Special Meeting by properly executed proxy cards, voted over the telephone or voted over the Internet will be voted in accordance with the instructions indicated on those proxies. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or over the Internet without giving specific voting instructions, your shares will be voted “FOR” each of the two proposals.

Q:If my broker holds my shares in “street name,” will my broker automatically vote my shares for me?

A:No. If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on non-routine matters on your behalf. You should therefore be sure to provide your broker with instructions on how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker to see if the broker offers telephone or Internet voting.

All stockholders are urged to have their voices heard on this important matter—please vote your shares today.

Q:Can I attend the Special Meeting and vote my shares in person?

A:Yes. All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, custodians or any other record holder, are invited to attend the Special Meeting. Holders of record of common stock as of the record date can vote in person at the Special Meeting. If you are not a stockholder of record, you must obtain a valid proxy, executed in your favor, from the record holder of your shares, such as a bank, broker, custodian or other record holder, to be able to vote in person at the Special Meeting.

If you plan to attend the Special Meeting, you must hold your shares in your own name, have a letter or recent brokerage statement from the record holder of your shares confirming your ownership or have a valid proxy authorizing you to vote shares at the meeting, and you must bring a form of personal photo identification with you in order to be admitted. The Company reserves the right to refuse admittance to anyone without proper proof of share ownership, proper authorization to vote shares, or proper photo identification.

Q:What does it mean if I receive more than one set of materials?

A:This means you own shares of the Company that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you receive will come with its own postage-paid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:What can I do if I want to change or revoke my vote?

A:You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the Special Meeting and voting in person, or if you are a holder of record, by giving written notice of revocation to the Company prior to the time the meeting begins. Written notice of revocation should be mailed to: Westwater Resources, Inc., Attention: Corporate Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.

If you hold your shares in “street name,” and wish to change or revoke your vote, please refer to the information on the voting instruction form included with these materials and forwarded to you by your bank, broker, custodian or other record holder to see your voting options.

Q:Am I entitled to appraisal or dissenters’ rights?

A:No. Under the General Corporation Law of the State of Delaware, our Restated Certificate of Incorporation and our bylaws, our stockholders will not be entitled to appraisal rights or dissenters’ rights in connection with the proposals.

Q:Whom should I call if I have questions about the Special Meeting?

A:You should call Alliance Advisors, LLC, our proxy solicitor, at (800) 600-8107 or our Corporate Secretary at (303) 531-0516.

PROPOSAL 1

APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC

On June 6, 2019, we entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) and a registration rights agreement (the “Registration Agreement”) pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $10.0 million worth of our common stock. We are submitting this Proposal 1 to you in order to obtain the requisite stockholder authorization in accordance with The Nasdaq Listing Rules to sell shares of our common stock to Lincoln Park equal to or in excess of 20% of our outstanding shares of common stock (as of the date we entered into the Purchase Agreement), if we so choose, as more fully described below.

Agreement with Lincoln Park

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $10.0 million worth of shares of common stock. Such sales of common stock by us, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 24-month period beginning on the date on which the conditions to commencement of sales under the Purchase Agreement are satisfied (the “Commencement Date”). We do not have the right to commence any sales to Lincoln Park under the Purchase Agreement until each of the conditions set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including without limitation that a registration statement covering the resale by Lincoln Park of the shares issuable under the Purchase Agreement shall have been declared effective by the Securities and Exchange Commission (the “SEC”), and that no stop order with respect to the registration statement shall be pending or threatened by the SEC. We filed a registration statement on Form S-1, covering the resale by Lincoln Park of the shares issuable under the Purchase Agreement, with the SEC on June 11, 2019, which was declared effective June 18, 2019.

Following the Commencement Date, under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 20,000 shares of common stock on such business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 30,000 shares, provided that the closing sale price of our common stock is not below $7.00 on the purchase date, (ii) the Regular Purchase may be increased to up to 40,000 shares, provided that the closing sale price of our common stock is not below $8.00 on the purchase date, and (iii) the Regular Purchase may be increased to up to 50,000 shares, provided that the closing sale price of the common stock is not below $9.00 on the purchase date, subject in each case to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $600,000.

The purchase price for Regular Purchases will equal the lesser of (i) 93 percent of the lowest sale price of our common stock on the purchase date, or (ii) 93 percent of the arithmetic average of the three lowest closing sale prices for our common stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date. A purchase notice for a Regular Purchase may only be issued after the markets have closed (i.e., after 4:00 pm eastern time), which ensures that the purchase price is always known and fixed at the time the purchase notice is issued.

On any trading day when the closing price of our common stock is above $1.00 per share and when the maximum Regular Purchase has been made as described above, we also have the right (but not the obligation), in our sole discretion, to present Lincoln Park with a purchase notice for an accelerated purchase. An accelerated purchase directs Lincoln Park to purchase up to the lesser of (i) three times the number of shares purchased pursuant to a Regular Purchase, or (ii) 30 percent of the trading volume on the date of the accelerated purchase at a purchase price equal to the lesser of the closing price in the date of the accelerated purchase, or 93 percent of the volume weighted average price on the date of the accelerated purchase.

Lincoln Park has no right to require the Company to sell any shares of common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as we direct, subject to certain conditions. In all instances, we may not sell shares of our common stock to Lincoln Park under the Purchase Agreement if it would result in Lincoln Park beneficially owning more than 9.99% of our common stock. There are no upper limits on the price per share that Lincoln Park must pay for shares of common stock. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park. There are no limitations on use of proceeds, financial or business covenants, restrictions on future funding, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us. We currently intend to use any net proceeds from the sale of securities to Lincoln Park for working capital and general corporate purposes.

The Purchase Agreement and Registration Agreement are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2019.

Requirement to Seek Stockholder Approval

As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of more than 19.99 percent of our outstanding shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq 20% Rule”).

Under the Nasdaq 20% Rule, in no event may we issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which was 319,483 shares based on 1,598,218 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock to Lincoln Park under the Purchase Agreement equals or exceeds $5.02 (which represents the closing price on the trading day immediately preceding the signing of the Purchase Agreement), such that issuances and sales of the common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

We have not yet sold any shares to Lincoln Park under the Purchase Agreement, and as of June 10, 2019, shares of our common stock having an aggregate value of $10.0 million remain available for sale under the Purchase Agreement. Based on the closing sale price of our common stock as reported on The Nasdaq Capital Market on June 10, 2019, to fully utilize the amount available to us, we would need to issue 1,733,102 shares of common stock to Lincoln Park, which would be in excess of the Nasdaq 20% Rule. Accordingly, in order to be able to sell to Lincoln Park the full amount available under the Purchase Agreement, we are seeking stockholder approval to issue greater than 20% of our outstanding shares as of the date we entered into the Purchase Agreement with Lincoln Park.

In order to comply with the Nasdaq 20% Rule and to satisfy conditions under the Purchase Agreement, we are seeking stockholder approval to permit issuance of more than 19.99% of our common stock to Lincoln Park pursuant to the Purchase Agreement. We are seeking stockholder approval for the issuance of up to 3,200,000 shares of our common stock under the Purchase Agreement. We would seek additional stockholder approval before issuing more than such 3,200,000 shares.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve this Proposal 1, we will be unable to issue shares of common stock to Lincoln Park pursuant to the Purchase Agreement in excess of the Exchange Cap. The Company anticipates it would need to seek alternative sources of financing, which may include additional transactions with Lincoln Park.

Reasons for Transaction and Effect on Current Stockholders

The Board of Directors has determined that the Purchase Agreement with Lincoln Park is in the best interests of the Company and its stockholders because the right to sell shares to Lincoln Park provides the Company with a reliable source of capital and the ability to access that capital when and as needed.

The Purchase Agreement does not affect the rights of the holders of outstanding common stock, but the sale of shares to Lincoln Park pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders. If we were to sell to Lincoln Park all 3,200,000 shares we are seeking stockholder approval to issue under the Purchase Agreement, Lincoln Park would have purchased approximately 66.7% of the outstanding shares of the Company after such issuances.

Notwithstanding the foregoing, the Purchase Agreement provides that the Company shall not issue, and Lincoln Park shall not purchase, any shares of our common stock under the Purchase Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) by Lincoln Park and its affiliates, would result in the beneficial ownership by Lincoln Park and its affiliates of more than 9.99% of our then issued and outstanding shares of common stock. This beneficial ownership limitation limits the number of shares Lincoln Park may beneficially own at any one time to 9.99% of our outstanding common stock. Consequently, the number of shares Lincoln Park may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our common stock increases over time. Lincoln Park may sell some or all of the shares it purchases under the Purchase Agreement, permitting it to purchase additional shares in compliance with the beneficial ownership limitation. The beneficial ownership limitation reflects the requirements of Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Generally, Nasdaq considers a change of control to have occurred when, as a result of an issuance, an investor would own, or have the right to acquire, 20% or more of our outstanding shares of common stock and such ownership is the largest ownership position. We are not seeking stockholder approval to lift such 9.99% beneficial ownership limitation. However, even with the beneficial ownership limitation, Lincoln Park may be in a position to exert influence over the Company and there is no guarantee that the interests of Lincoln Park will align with the interests of other stockholders.

Effect of Approval

Upon obtaining the stockholder approval requested in this Proposal 1, we would no longer be bound by the Nasdaq 20% Rule restriction on issuances of common stock to Lincoln Park. If this Proposal 1 is approved by our stockholders, we would be able to issue more than the original Exchange Cap (or 319,483 shares) to Lincoln Park under the Purchase Agreement. The number of shares of common stock that we may issue would fluctuate from time to time based on the price of our common stock, however we would seek additional stockholder approval before issuing more than 3,200,000 shares under the Purchase Agreement. We would also seek additional stockholder approval before agreeing to any increase in the value of the shares of common stock we may issue to Lincoln Park under the Purchase Agreement above $10.0 million.

In addition, the additional shares that we could issue to Lincoln Park will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.

Each additional share of common stock that would be issuable to Lincoln Park would have the same rights and privileges as each share of our currently authorized common stock.

Previous Transaction with Lincoln Park

On May 24, 2019, we entered into a securities purchase agreement with Lincoln Park pursuant to which we issued and sold to Lincoln Park (i) 104,294 shares of our common stock and (ii) warrants to initially purchase an aggregate of up to 182,515 shares of our common stock at an exercise price of $5.062 per share, for aggregate gross proceeds of $550,751.  The transaction closed May 30, 2019, and on June 4, 2019 we filed a registration statement on Form S-3 to register the resale by Lincoln Park of the 104,294 shares issued in the transaction. The warrants will become exercisable upon the six-month anniversary of the closing date of the transaction and thereafter at any time during the five-year period following such date. If a resale registration statement covering the shares of common stock underlying the warrants is not effective and available at the time of exercise, the warrants may be exercised by means of a “cashless” exercise formula. The prior transaction did not impose any obligation on either the Company or Lincoln Park to enter into the Purchase Agreement.

Vote Required and Recommendation of the Board of Directors

If a quorum is present, the number of affirmative votes cast in favor of this Proposal 1 must exceed the number of votes cast against the proposal for approval of this proposal; provided, however, that the vote of any shares of our common stock issued to Lincoln Park pursuant to the Purchase Agreement will not be counted in determining whether or not Proposal 1 is approved. Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the issuance of shares of common stock to Lincoln Park in accordance with Nasdaq Listing Rule 5635(d).

PROPOSAL 2

ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING

Proposal

Our stockholders are being asked to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1. If the Company’s stockholders approve this proposal, we can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from the Company’s stockholders that have previously returned properly signed proxies voting against Proposal 1. Among other things, approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1 at the time of the Special Meeting could mean that, even if we received proxies representing a sufficient number of votes against the adoption of Proposal 1 such that Proposal 1 would be defeated, we could adjourn the Special Meeting without a vote on the adoption of Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of the adoption of Proposal 1. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present, and the chairperson of the Special Meeting may also adjourn the Special Meeting for such purpose even if the Company’s stockholders have not approved the proposal to adjourn the Special Meeting.

The vote on this proposal is a vote separate and apart from the vote on Proposal 1. Accordingly, you may vote in favor of Proposal 1 and vote not to approve this Proposal 2 and vice versa.

Vote Required and Recommendation of the Board of Directors

Approval of one or more adjournments of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes will not be counted towards, and will have no effect on, the vote total for this proposal.

The Board of Directors unanimously recommends a vote FOR the Adjournment Proposal.

OWNERSHIP OF WESTWATER COMMON STOCK

The table below sets forth information as of June 10, 2019 regarding the beneficial ownership (as defined by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our common stock by (i) persons known by the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock, (ii) each of our directors and named executive officers, and (iii) all directors and executive officers as a group.

In accordance with applicable rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, and shares subject to restricted stock units that vest, within 60 days of June 10, 2019. Shares issuable pursuant to the exercise of stock options, and restricted stock units that vest, in the 60 days following June 10, 2019, are deemed outstanding for the purpose of computing the ownership percentage of the person holding such options, or shares subject to restricted stock units, but are not deemed outstanding for computing the ownership percentage of any other person. The percentage of beneficial ownership for the following table is based on 1,598,218 shares of common stock outstanding as of June 10, 2019. All officers and directors can be reached at the Company’s corporate office address of 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.

Name of Individual or Group	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class
Lincoln Park Capital Fund, LLC(2)	104,294(3)	6.5%
Terence J. Cryan	1,601	*
Christopher M. Jones	4,704	*
Marvin K. Kaiser	1,007	*
Tracy D. Pagliara	946	*
Karli S. Anderson	―	*
Jeffrey L. Vigil	1,671
Dain A. McCoig	1,425	*
All current directors and executive officers as a group (7 persons)	11,354	*

_______________________

*Represents less than 1%.

(1)Includes the following shares that directors and executive officers have the right to acquire within 60 days after June 10, 2019, through the exercise of stock options and issuance of stock for vested restrictive stock units:  Mr. Cryan, 946 shares; Mr. Jones, 3,921 shares; Mr. Kaiser, 969 shares; Mr. Pagliara, 946 shares; Mr. Vigil 1,392 shares; Mr. McCoig, 1,280 shares; and all current directors and officers as a group, 9,454 shares. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the share are subject to pledge.

(2)Lincoln Park’s address is 440 N. Wells Street, Suite 410, Chicago, Illinois 60654. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares.

(3)As of June 10, 2019, Lincoln Park beneficially owned 104,294 shares of our common stock. Excludes 182,515 shares of common stock underlying warrants because such warrants are not exercisable within 60 days of June 10, 2019.  Such warrants also include a beneficial ownership cap which prohibits the issuance of any shares of common stock upon exercise of such warrants if such issuance would cause Lincoln Park’s beneficial ownership of our common stock to exceed 9.9% of our outstanding common stock.

ADDITIONAL INFORMATION

Other Business

The Board knows of no other matters to be brought before the Special Meeting. However, if other matters should come before the Special Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her own judgment on such matters.

Delivery of Stockholder Documents

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Westwater stockholders may be householding our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement to Westwater Resources, Inc., Attention: Secretary at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, or by calling (303) 531-0516, and we will promptly deliver a separate proxy statement per your request. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company is providing these proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at our Special Meeting. The Company has retained Alliance Advisors, LLC as its proxy solicitor and will pay them approximately $10,000 plus expenses.  The Company will bear all expenses incurred in connection with the solicitations of proxies.  In addition to the solicitation of proxies by mail, the Company may ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. The Company’s directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person.

Future Stockholder Proposals

In order to include a stockholder proposal in Westwater’s proxy statement and form of proxy for the annual meeting to be held in 2020 (the “2020 Annual Meeting”), we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than October 28, 2019, which is 120 calendar days before the anniversary of the date the proxy statement for the 2019 Annual Meeting was released to stockholders. However, if the date of the 2020 Annual Meeting has been changed by more than 30 days from the anniversary date of the 2019 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Any stockholder proposal or director nomination submitted to us for consideration at the 2020 Annual Meeting but which is not intended to be included in the related proxy statement and form of proxy, must be received between 90 days and 120 days prior to April 18, 2020, which is the first anniversary of the 2019 Annual Meeting, except that if the date of the 2020 Annual Meeting is more than 30 days before or more than 70 days after such anniversary, we must receive the proposal not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of 90th day prior to the 2020 Annual Meeting date or the 10th day following the date on which public announcement of the 2020 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the meeting.

Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our bylaws and the SEC. In addition, pursuant to the rules and regulations of the SEC, the persons appointed as proxies for the annual meeting to be held in 2020 will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company has not received notice by 45 days prior to the anniversary date on which the proxy statement for the 2019 Annual Meeting was mailed to the Company’s stockholders.

Westwater Resources, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

ELECTRONIC VOTING INSTRUCTIONS

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlines below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Time, on August 6, 2019

Vote by Internet

- Go to www.investorvote.com/WWR
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as show in this example. Please do not write outside the designated area: ☒

Special Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

B Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Westwater Resources, Inc.

Notice of Special Meeting of Stockholders

6950 S. Potomac Street, Suite 300
Centennial, Colorado 80112

Proxy Solicited by Board of Directors for Special Meeting — August 6, 2019.

Christopher M. Jones and Terence J. Cryan, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Westwater Resources, Inc. to be held on August 6, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder when properly executed. If no such directions are indicated, shares represented by this proxy will be voted FOR Proposal 1 and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

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